SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           August 27, 1996
                            Date of Report
                  (Date of Earliest Event Reported)

                      WEALTH INTERNATIONAL, INC.
       (Exact Name of Registrant as Specified in its Charter)

     Nevada              33-05844-NY              87-0443026
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
Jurisdiction)


            1190 North Spring Creek Place, Suite A
                 Springville, Utah 84663
           (Address of Principal Executive Offices)


                  Registrant's Telephone Number
                      (801) 489-8414

                 IMPRESSIVE VENTURES, LTD.
                   1969 West North Temple
                 Salt Lake City, Utah 84116
 (Former Name or Former Address if changed Since Last Report)

Item 1.   Changes in Control of Registrant.

          (a) Pursuant to an Agreement and Plan of Exchange dated July 23, 1996, and a First Amendment to the Agreement and Plan of Exchange dated as of July 23, 1996 (the Plan ), between the Registrant; Wealth International, Inc., a Utah corporation ( Wealth Utah ); and Ronald A. Nilsson and Richard T. Smith, the sole stockholders of Wealth Utah (sometimes collectively called the Wealth Utah Stockholders ), the Wealth Utah Stockholders became the controlling stockholders of the Registrant in a transaction viewed as a reverse acquisition, and Wealth Utah became a wholly-owned subsidiary of the Registrant. The Plan was treated as a recapitalization of Wealth Utah for accounting purposes.

          The Plan was adopted, ratified and approved by the Board of Directors and by stockholders of the Registrant owning a majority of the outstanding voting securities of the Registrant (8,651,200 shares [76%] were voted for, with none against and none abstaining, at a special meeting called and held on August 27, 1996. Stockholders of the Registrant were provided with an Information Statement dated July 30, 1996, which has been previously filed with the Securities and Exchange Commission, and which is incorporated herein by reference.

          The former principal stockholders of the Registrant and their percentage of ownershiph of the outstanding voting securities of the Registrant prior to the completion of the Plan were: Amiee Brown, 2,500,000 shares of 21.9%; Larry Brown, 829,200 shares or 7.2%; Milton Druce, Vice President and Director, 250,000 or 2.2%; Shane Duffin, 1,062,500 shares or 9.34%; Ronald P. Harrington, 2,500,000 shares or 21.9%; Nicholas Julian, President and Director, 43,000 shares or .0037%; Terry S. Pantelakis, 1,062,500 shares or 9.34%; and Dannette Uyeda, Secretary/Treasurer and Director, 260,000 or 2.9%.

          The source of the consideration used by the Wealth Utah
Stockholders to acquire their respective interests in the Registrant was the exchange of 100% of the outstanding common stock of Wealth Utah pursuant to the Plan.

          The basis of the "control" by the Wealth Utah Stockholders is stock ownership. See the table below under Paragraph (b) of this Item.

          Pursuant to the Plan, the Company was required:

          1. To issue 4,200,000 shares, pro rata, to the stockholders of Wealth Utah, in exchange for all of the outstanding shares of common stock of Wealth Utah;

          2. To effect a reverse split of the outstanding common stock of the Registrant on the basis of one share for each 250 shares, reducing the 11,375,000 pre-Plan outstanding shares of the Registrant to 45,500 shares, which were increased to 50,449 following rounding resulting from the reverse split and adjustments related to the resolution of the Board of Directors providing that no stockholder of the Registrant should have less than fifty shares as a result of the reverse split; and

          3. Following resignations, in seriatim, of the directors and executive officers of the Registrant, the designation and election, in seriatim, of Ronald A. Nilsson, Richard T. Smith and Netella K. Montague, as directors and executive officers of the Company, to serve until the next annual meeting of stockholders and until their respective successors are
elected and qualified or until their prior resignation or termination.   These
persons served in these same capacities for Wealth Utah prior to the completion of the Plan. Resumes of these persons are included below under the caption "Management" of Item 2.

          All stockholders of Wealth Utah adopted, ratified and approved the Plan. Taking into account the shares issued to the Wealth Utah Stockholders, and the one for 250 share reverse and the adjustments outlined above resulting from rounding and the 50 share limitation resolved by the Board of Directors of the Registrant, there were 4,250,449 outstanding shares of common stock of the Registrant on the completion of the Plan.

          A copy of the Plan, including any material exhibits and related instruments, accompanies this Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 7.

          (b) The following table contains information regarding shareholdings of the Company's directors and executive officers and those persons or entities who beneficially own more than 5% of the Company's common stock, after taking into account the completion of the Plan:

                                             Amount and Nature         Percent
                                               of Beneficial             of
     Name                    Title               Ownership             Class

Ronald A. Nilsson       President and Director    2,100,000             49.1%

Richard T. Smith        Vice President, Chief     2,100,000             49.1%
                        Financial Officer and
                        Director


Netella K. Montague     Secretary/Treasurer          -0-                 -0-
                        and Director


All officers and directors                                              98.2%
as a group (3)

         On October 22, 1996, certain subsequent events modified the foregoing ownership of directors and executive officers, though their absolute voting control has not been affected. These events are as follows, to-wit:

      (i) The Registrant and certain non-U.S. subscribers have rescinded subscriptions to purchase 1,000,000 shares of common stock of the Registrant which were to be issued pursuant to Regulation S of the Securities and Exchange Commission because the Registrant was not current in the filing of all reports required to be filed by it with the Securities and Exchange Commission at the time the subscriptions were accepted. These subscriptions have been mutually deemed to have been null and void;

     (ii) The Board of Directors of the Registrant has adopted a written compensation agreement (the Consultant s Compensation Agreement No. 1 [the "Plan"]) pursuant to which six individual consultants, including current or former directors, executive officers or employees of the Registrants and one of its attorneys and a representative of a registered broker-dealer (collectively, the
              Consultants), were granted options to acquire an aggregate total of 425,000 shares of common stock of the Registrant at an exercise price of $2 per share. Immediately following the the filing of this Report, the Registrant intends to file an S-8 Registration Statement covering the shares underlying these options, and a copy of the Plan will be filed as an exhibit to this Registration Statement. Such Registration Statement, on its filing, shall be deemed to have been incorporated herein by reference;

    (iii) Resolved to issue 75,000 "unregistered" and "restricted" shares of its common stock to Pacific Management Services, Ltd. ("Pacific Management") for services rendered in connection with the completion of the reorganization between the Company and Wealth Utah;

     (iv) The Board of Directors has adopted, ratified and approved a forward split of the outstanding shares of common stock of the Registrant on the basis of four for one, effective at 8:00 o clock a.m., local time, on October 25, 1996. As a result of this forward split, the 4,200,000 shares issued to the Wealth Utah Stockholders will be increased to 16,800,000 shares; the 50,449 shares owned by other stockholders of the Registrant shall be increased to 201,784 shares; the shares underlying the options granted to the Consultants shall be increased from 425,000 shares to 1,700,000 shares, and the exercise price therefor shall be decreased from $2 to $0.50 per share and the 75,000 shares issued to Pacific Management will be increased to 300,000 post-split shares; and

     (iv) Messrs. Ronald A. Nilsson and Richard T. Smith have each agreed and have delivered to the Registrant for cancellation and as a contribution to capital, 2,895,510 post-split shares, for an aggregate total of 5,791,020 post-split shares.

          Excluding the shares underlying the options granted to the Consultants, as a result of the foregoing, there are presently 11,510,764 post-split outstanding shares of common stock of the Company.

          The following tables reflect the foregoing adjustments, one of which assumes the shares underlying the options granted to the Consultants are issued and outstanding, to-wit:

Assumes Options Are Not Issued and Outstanding

                                             Amount and Nature         Percent
                                               of Beneficial             of
  Name                      Title                Ownership              Class

Ronald A. Nilsson       President and Director    5,504,490             47.8%

Richard T. Smith        Vice President, Chief     5,504,490             47.8%
                        Financial Officer and
                        Director

Netella K. Montague     Secretary/Treasurer          -0-                 -0-
                        and Director


All officers and directors                                              95.6%
as a group (3)

Assumes Options Are Issued and Outstanding
                                             Amount and Nature         Percent
                                               of Beneficial             of
  Name                      Title                Ownership              Class

Ronald A. Nilsson       President and Director   5,504,490              41.6%

Richard T. Smith        Vice President, Chief    5,504,490              41.6%
                        Financial Officer and
                        Director

Netella K. Montague     Secretary/Treasurer         -0-                  -0-
                        and Director


All officers and directors                                              83.2%
as a group (3)

Item 2.  Acquisition or Disposition of Assets.

         (a) See Item 1 of this Report. The consideration exchanged under the Plan was negotiated at "arms length" between the directors and executive officers of the Registrant and the Wealth Utah Stockholders, and the Board of Directors of the Registrant used criteria used in similar proposals involving the Registrant in the past, including the relative value of the assets of the Registrant; its present and past business operations; future potential of Wealth Utah; its management; and the potential benefit to the stockholders of the Registrant. The members of the Board of Directors determined in their good faith that the consideration for the exchange was reasonable, under these circumstances.

         No director, executive officer or person who may be deemed to be an affiliate of the Registrant had any direct or indirect interest in Wealth Utah prior to the completion of the Plan.

         (b) The Registrant, through its wholly-owned subsidiary, Wealth Utah, intends to continue the business operations formerly conducted by Wealth
Utah, which are described below under the caption  Business.   Also see the
financial statements of the Registrant accompanying this Report, which are described in Item 7 for a description of any assets of Wealth Utah and a description of its facilities.


                                 Business

          Wealth International operates a "Virtual Mall" on the Internet. The Mall is capable of showing both wholesale and retail pricing which is dictated by how the individual enters the Mall. The Mall consists of a number of principal categories, electronics, computers, men's apparel, jewelry and others. Each category contains a number of stores. Currently, the Mall has approximately 30 stores, and this number expected to double by the end of the year.

          Presently, the best selling products are desktop computers, notebook computers and electronics. The Mall carries "name brand" products at very competitive prices.

          Shoppers may browse through the various stores by using their mouse. Each store contains small thumbnail pictures of each item available, and if the shopper is interested in a particular product, with a click on the picture, a large picture of the product is displayed, including all of the specifications, features, price and other material information. If a purchase is desired, a click on the "purchase tile" will transfer the product to an electronic shopping basket which will carry the product any other items desired to be purchased. When the shopper is ready to finalize the purchase, he or she clicks on the purchase tile in the shopping basket and enters a secure area of the Mall. He or she then chooses which type of credit card they wish to use and the credit card information is provided. A receipt is pictured which may be printed. The order is received by Wealth International, which then contacts the manufacturer or vendor, who then ships the product directly to the customer.

          In order to enter the Company's Mall, you must enter through one of the many "storefronts." These storefronts belong to individuals and organizations who promote the Company's Mall through advertising and word of mouth to get customers to enter into the Mall through their storefront If a shopper purchases a product, the storefront owner through whom the customer entered the Mall receives a commission on the sale.

         Storefront owners also have the opportunity to helps others set up a storefront on the Company's virtual Mall. By so doing, they may participate in a compensation program that pays a commission on the wholesale price of any product back to the storefront owners. The program is based upon leadership levels. The Company is able to pay generous commissions because they have low distribution costs and all of the advertising is done by the storefront owners.

          All of the storefronts are marketed through individual businesses who already personally own storefronts. These individuals and businesses
market in a variety of ways, from word of mouth to mass media.   By exposing
others to the opportunity to own a storefront on the Mall, some of these individuals become store owners. Currently, several organizations who own storefronts are advertising nationwide and doing Internet seminars in as many as 10 cities a week.

          The Company recently introduced "Wealthnet," a nationwide dial-up Internet access provider. Through Wealthnet, individuals may receive unlimited Internet access for $19.95 per month, and they also receive Netscape
Navigator, Personal Edition, the premier web browser.   Storefront owners are
now able to market local access nationwide.

           Wealth International developed and is currently using "Wealth-Link," a system which was developed to track all of the sales of each storefront and the sales of those storefronts which are interconnected through the wholesale compensation plan. Wealth-Link is a state of the art tracking program that assures that each storefront owner is correctly compensated for sales whether they are in New Jersey or New Guinea. Currently, many new features are being developed to provide a wide range of information available to each storefront owner through Wealth-Link, and it is anticipated that down to the minute sales, commissions and other information will be just a click away.

                                Management

    Names                    Title or Position*                Age

Ronald A. Nilsson            President and Director             29
Richard Thomas Smith         Vice President, Chief Financial    28
                             Officer and Director
Netella K. Montague          Secretary/Treasurer and Director   47

         Ronald A. Nilsson. Mr. Nilsson attended Brigham Young University from 1988 to 1992, where he studied Chinese and International Relations. He spent several semesters in Taipei, Taiwan, engaged in Advanced Study of the Chinese language. In 1993, he participated in the establishment and operation of the California Language Institute, an English language academy in Panchiao, Taiwan, that focused on development of business related language skills for corporate executives, and on development of teaching materials and techniques for entry level students. He was also instrumental in helping Lu-Shing Enterprises, an importer and wholesale distributor of water purification components, become the largest in Taiwan. He served as the Executive Import Director where he was responsible for U.S. vendor relations and import coordination. In 1994, he founded Rantec Enterprises, Inc., a Utah based import company that operates several small manufacturing facilities in Hsin dien, Taiwan, and imports and distributes a variety of electrical and electronic products. Mr. Nilsson is also one of the initial founders of Wealth International.


         Richard Thomas Smith. Mr. Smith studied business, marketing and finance at Utah State College in 1987 and 1988. He is a founder and CFO of Wealth International. From 1995 to the present, Mr. Smith has been founder and President of ONYD, an entrepreneurial marketing and product development firm, which takes innovative inventions to market via mass media, as well as
mass merchants.   From 1989 to 1994, Mr. Smith created the color change
T-shirt and founded Graphics Systems, Inc., an innovative leader in thermalchromatic textile and paper manufacturing. He was instrumental in establishing financing, market trends, lines of distribution, mass merchants and home based businesses.


         Netella K. Montague. Ms. Montague has over 25 years experience in start up and business management in several industries. Her education was in Business Management with emphasis on mid-management. She has been controller for Wealth International since its inception. Duties include setting up systems and procedures, managing the corporate office staff and bookkeeping. From June, 1993, to December, 1995, Ms. Montague was corporate secretary for Environmental Safeguards and its wholly-owned subsidiary, National Fuel & Energy, Inc., a start up public company. Her duties included running the day to day affairs of this company, acting as controller, setting up systems and procedures and bookkeeping. From April 1991 to May, 1993, she was employed by Santa Clara Land Title Company of San Jose, California, as assistant to the Chief Financial Officer. Duties included daily cash report, accounts payable and bank reconciliations for all offices and preparing audit schedules for regulatory agencies and outside auditors. She also worked as a temporary in escrow operations when needed.


                               Risk Factors

          Limited Operating History.   The Company was founded in July,
1996; and accordingly, has only a limited operating history upon which an evaluation of the Company and its prospects can be based. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, the Company must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified persons and continue to upgrade its technologies and commercialize products and services incorporating such technologies. There can be no assurance that the Company will be successful in addressing such risks.

          Developing Market; New Entrants; Unproven Acceptance of the Company's Products; Price Erosion; Uncertain Adoption of Internet as Medium of Commerce and Communications. The market for the Company's products and services has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services for communication and commerce over the Internet and private IP networks. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. The industry is young and has few proven products or services. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, cost, ease of use and access, and quality of service) remain unresolved and may impact the growth of Internet use. While the Company believes that its products and services may be economically and commercially marketed over the Internet and private IP networks, there can be no assurance that commerce and communication over the Internet or private IP networks will become widespread, or that the Company's products and services will become widely used.

          Competition. The market for Internet-based products and services is new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to persist, intensify and increase in the future. Almost all of the Company's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company. Such competition could materially adversely affect the Company's business, operating results or financial condition.

          Future Capital Requirements; Uncertainty of Future Funding. The Company presently has extremely limited operating capital. It will require substantial additional funding in order to realize its goals of commencing nationwide marketing of its products and services. Depending upon the growth of its business operations and the acceptance of its products and services, the Company may need to raise substantial additional funds through equity or debt financing, which may be very difficult for such a speculative enterprise. There can be no assurance that such additional funding will be made available to the Company, or if made available, that the terms thereof will be satisfactory to the Company. Furthermore, any equity funding will cause a substantial decrease in the proportional ownership interests of existing stockholders.

          Governmental Regulation. The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. For example, the Exon Bill would prohibit distribution of obscene, lascivious or indecent communications on the Internet. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's products and services and increase the Company's cost of doing business or otherwise have an adverse effect on the Company's business, operating results or financial condition. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain.

          No Market for Common Stock; No Market for Shares. There is currently no market for the Company's common stock. Management has sought and received a listing of the Company's common stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), under the symbol "WLTH," however, there can be no assurance that such market will ever develop or be maintained. Any market price that may develop for shares of common stock of the Company is likely to be very volatile, and factors such as success or lack thereof in developing and marketing the Company's products and services, competition, governmental regulation and fluctuations in operating results may all have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's common stock in any market that may develop.

          Dilution. Dilution usually results from the substantially lower prices paid by insiders for their securities in a company when compared with
the price being paid by other investors.   Ronald A. Nilsson and Richard T.
Smith each received 2,100,000 "unregistered" and "restricted" shares of the Company's $0.001 par value common voting stock in connection with the reorganization involving Wealth Utah. On October 25, 1996, the effective date of a four for one forward split adopted by the Board of Directors of the Company, these shares of common stock will be increased to 16,800,000; however, Messrs. Nilsson and Smith each have agreed to and have delivered 2,895,510 shares (collectively, 5,791,020 shares) of the Company's common stock for cancellation as a capital contribution, leaving each owning 5,504,490 shares or approximately 49.1% of the outstanding voting securities of the Company (collectively, approximately 98%), excluding the shares of common stock underlying the outstanding options and the "restricted securities" described in the next two succeeding paragraphs. Wealth Utah had a Total Stockholders' Equity of approximately $140,775 on the date on which the reorganization between the Company and Wealth Utah was completed. See the Pro Forma Combined Balance Sheets and Statement of Operations dated August 31, 1996, contained in the Company's August 1996 Current Report.

          The Board of Directors has also adopted a written compensation agreement (the "Consultant Compensation Plan No. 1" [the "Plan"]) pursuant to which options were granted for nominal services rendered by six individuals who were former directors or executive officers of the Company or individual consultants to the Company (collectively, the "Consultants") to acquire an aggregate total of 425,000 shares of the Company's common stock at an exercise price of $2 per share. These options will be subject to adjustments by virtue of the four for one forward split to be effective October 25, 1996, which will result in there being a total of 1,700,000 shares covered by these options, exercisable at a price of $0.50 per share. The Consultants who have been granted options are as follows, to-wit: Milton Druce, 100,625 shares; Toni Druce, 100,625 shares; Justene Blankenship, 100,625 shares; Dannette Uyeda, 100,625 shares; Leonard W. Burningham, 12,500 shares; and Michael Doolin, 10,000 shares. Milton Druce, Toni Druce and Justene Blankenship are the son-in-law, daughter and daughter of Nicholas J. Julian, the former President of
the Company; and Dannette Uyeda, is the Office Manager for Mr. Julian.   Mr.
Burningham is one of the attorneys for the Company and Mr. Doolin is a registered representative with Olsen Payne & Co., a registered broker-dealer in Salt Lake City, Utah.

          An S-8 Registration Statement covering the shares of common stock underlying the options granted to these Consultants has been filed with the Securities and Exchange Commission, together with a copy of the Plan, and is incorporated herein.

          An additional 75,000 "unregistered" and restricted" shares of the Company's common stock were issued to Pacific Management Services, Ltd. ("Pacific Management") in consideration of services rendered in connection with the completion of the reorganization between the Company and Wealth Utah. Nicholas J. Julian is an "affiliate" of Pacific Management. These shares will also be subject to the forward split to be effective on October 25, 1996, which will result in these shares amounting to 300,000 post-split shares.

          The issuance of the securities to Messrs. Nilsson and Smith on the completion of the reorganization with Wealth Utah, the exercise of the options granted to these Consultants and the issuance of the shares of common stock underlying these options and the shares issued to Pacific Management, has and will substantially dilute the interest of other stockholders in the Company.

          Future Sales of Common Stock. There is presently no market for the shares of common stock of the Company. See the Risk Factor "No Market for Common Stock; No Market for Shares," above. Not taking into account any of the securities underlying the options granted to the Consultants or the common stock issued to Pacific Management, there are presently 50,449 shares of common stock of the Company which are freely tradeable in the over-the-counter market (201,796 shares, taking into account the four for one forward split to be effected October 25, 1996). The exercise of the options by the Consultants and the sale of the underlying securities could have a substantial adverse effect on any market which may develop in the Company's securities, and potential investors in the Company's securities should carefully weigh the present limited "public float" of the Company's securities as compared with the potential public float in the event of the exercise of these options and the resale of the underlying securities. The Consultants are subject to limited "lock up" restrictions regarding the resale of the securities underlying the options as contained in the Plan, which has been filed as an exhibit to the S-8 Registration Statement, which has been previously incorporated herein by reference. Future sales of securities by Pacific Management or Messrs. Nilsson and Smith pursuant to Rule 144 of the Securities and Exchange Commission may also have an adverse impact on any market which may develop in the Company's securities. Presently, Rule 144 requires a two year holding period prior to public sale of "restricted securities" in accordance with this Rule; however, the Securities and Exchange Commission has proposed to reduce the two year holding period to one year, and if this proposal becomes law, Pacific Management and Messrs. Nilsson and Smith could each sell (i) an amount equal to 1% of the total outstanding securities of the Company in any three month period or (ii) the average weekly reported volume of trading in such securities on all national securities and exchanges or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice under Rule 144. Taking into account the four for one forward split to be effective October 25, 1995, assuming all of the options granted to the Consultants are exercised, and the cancellation of the shares delivered by Messrs. Nilsson and Smith to the Company as a capital contribution as outlined in the caption "Dilution" above, Messrs. Nilsson and Smith would each be able to sell approximately 112,000 shares in any three month period.

          Voting Control. By virtue of their collective ownership of approximately 98% of the Company's outstanding voting securities, Messrs. Nilsson and Smith have the ability to elect all of the Company's directors, who in turn elect all executive officers, without regard to the votes of other stockholders. Collectively, these persons may be deemed to have absolute control over the management and affairs of the Company.

          Dependence on the Internet. Although some sales of the Company's products and services will depend upon growth of private IP networks, sales of the Company's products and services will depend in large part upon a robust industry and infrastructure for providing Internet access and carrying Internet traffic. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as a reliable network backbone or timely development of complementary products, such as high speed modems. Because global commerce and online exchange of information on the Internet and other similar open wide area networks are new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace, and if it does not, this would have a substantial material adverse effect on the Company's business and proposed business and financial condition.

          Dependence on Key Personnel. The Company's performance is substantially dependent on the performance of its executive officers and key employees, most of whom have worked together for only a short period of time. Given the Company's early stage of development, the Company is dependent on its ability to retain and motivate high quality personnel, especially its management and highly skilled development teams. The Company does not have a "key person" life insurance policy on any of its employees. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, operating results or financial condition of the Company.

          The Company's future success also depends on its continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material adverse effect upon the Company's business, operating results or financial condition.

          Dividends. The Company does not anticipate paying dividends on its common stock in the foreseeable future. Future dividends, if any, will depend upon the Company's earnings, if any, and subscribers who anticipate the need of cash dividends from their investment should refrain from the purchase of the Shares being offered hereby.

          Penny Stock. The Company's securities are deemed to be "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission; this designation may have an adverse effect on the development of any public market for the Company's shares of common stock or, if such a market develops, its continuation, as broker-dealers are required to personally determine whether an investment in the securities is suitable for customers prior to any solicitation of any offer to purchase these securities.

          Penny stocks are securities (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years.

          Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

          Further, Rule 15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for purchasers of the Company's common stock to resell their shares to third parties or to otherwise dispose of them.

          Indemnification of Directors, Officers, Employees and Agents.
Section 78.751(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.751(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful."

          Section 78.751(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

          To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.751(1) or 78.751(2), Section 78.751(3) of the NRS requires that he or she be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

          Section 78.751(4) of the NRS limits indemnification under Sections 78.751(1) and 78.751(2) to situations in which either (i) the stockholders;
(ii) the majority of a disinterested quorum of directors; or (iii) independent legal counsel determine that indemnification is proper under the circumstances.

          Pursuant to Section 78.751(5) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(6)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(6)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

          Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.


Item 3.  Bankruptcy or Receivership.

         None; not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         None; not applicable.

Item 5.  Other Events.

         See Item 1.

Item 6.  Resignations of Directors and Executive Officers.

         As a result of the completion of the Plan, Nicholas J. Julian resigned as President and Director; Milton Druce resigned as Vice President, Chief Financial Officer and Director; Dannette Uyeda resigned as
Secretary/Treasurer and Director.  See Item 1(a).

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired.

         See the column, Subsidiary, in the Combined Balance Sheets, Statements of Operations and Statements of Cash Flows for the period ended August 31, 1996, described in paragraph (b) below.

         (b)  Pro Forma Financial Information.

         Combined Balance Sheets, Statements of Operations and Statements of Cash Flows of Wealth International, Inc. and Subsidiary as of August 31, 1996.

         Report of Independent Certified Public Accountant.

         Combined Balance Sheets

         Combined Statements of Operations

         Combined Statements of Cash Flows

         Notes to Financial Statements

         (c)  Exhibits.


                                                 Exhibit
Description of Exhibit*                          Number

Agreement and Plan of Exchange                    2.1

First Amendment to the Agreement and              2.2
Plan of Exchange

Articles of Amendment to the Articles of          3.1
Incorporation reflecting name change to
Wealth International, Inc.

Documents Incorporated by Reference*

S-8 Registration Statement to be filed immediately following the filing of this Report.

Information Statement filed July 30, 1996.

    * Summaries of any exhibit are modified in their entirety by this reference to each exhibit.

Item 8.  Change in Fiscal Year.

         None; not applicable.


                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cuased this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                             WEALTH INTERNATIONAL, INC.

Date: 10/22/96               By /s/ Ronald A. Nilsson
                             President and Director



Board of Directors
Wealth International, Inc. and Subsidiary
Springville, Utah


            REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have compiled the accompanying balance sheets of Wealth International, Inc and subsidiary, at August 31, 1996, and the related statements of operations and statements of cash flows and the supplementary information contained in the notes to the financial statements, for the six months ended August 31, 1996 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements, information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit some of the disclosures to the financial statements, including the statement of changes in stockholders' equity, and selected notes to the financial statements, required by generally accepted accounting principles. If the omitted disclosures were included they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.





September 15, 1996

                    WEALTH INTERNATIONAL INC. AND SUBSIDIARY
                           COMBINED BALANCE SHEETS
                              AUGUST 31, 1996

                           Wealth                     Adjustments Combined
                     International, Inc.  Subsidiary
ASSETS

CURRENT ASSETS

   Cash                 $          0    $ 101,455     $       0  $ 101,455

   Supplies                        0          475             0        475
   Prepaid Expenses                0        1,300             0      1,300

     Total Current Assets          0      103,230             0    103,230


PROPERTY AND EQUIPMENT -

   Net of accumulated
     depreciation                  0       37,545             0     37,545

                                   0      140,775             0    140,775


LIABILITIES AND
STOCKHOLDERS  EQUITY


CURRENT LIABILITIES

   Income tax payable                         725             0        725
   Accounts payable             1,600       9,808             0     11,408
   Accrued liabilities to
     member's                       0      38,250             0     38,250


     Total Current Liabilities  1,600      48,783             0     50,383


OTHER LIABILITIES

   Advances by stockholder's        0      82,844             0     82,844


STOCKHOLDERS  EQUITY

Common stock
   500,000,000 shares
   authorized at $0.001
   par value; 4,250,499
   shares issued and
   outstanding                     50          20         4,180      4,250

Capital in excess of par
   value                      540,097       6,225        (4,180)   542,142

Deficit accumulated from
    inception                (541,747)      2,903             0   (538,844)

   Total Stockholders  Equity
      (Deficiency)             (1,600)      9,148             0      7,548

                            $       0    $140,775      $      0  $ 140,775


     The accompanying notes are an integral part of these financial statements.

                          WEALTH INTERNATIONAL
                           INC. AND SUBSIDIARY
                                COMBINED
                        STATEMENTS OF OPERATIONS

                                   Wealth                             Combined
                              International, Inc.     Subsidiary

                               Six Months Ended  Period July 10, 1996
                               August 31, 1996    to August 31, 1996

REVENUES                          $       0        $220,362           $220,362

EXPENSES                                  0         217,459            217,459

NET INCOME (LOSS)                 $       0        $  2,903           $  2,903




The accompanying notes are an integral part of these financial statements.


                 WEALTH INTERNATIONAL, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (Unaudited)
                               For the Three Months   For the Six Months
                                Ended August 31,        Ended August 31,
                                 1996      1995          1996      1995
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income                  $   2,903  $       0   $  2,903  $        0

Adjustments to reconcile net
loss to net cash provided by
operating activities:

    Depreciation                    642          0        642           0

    Increase in income tax payable  725          0        725           0
    Increase in accounts payable 48,059          0     48,059           0

    Net Cash Used by Operating
     Activities:                 52,329          0     52,329           0


CASH FLOWS FROM  INVESTING ACTIVITIES:

Purchase of equipment            (4,745)         0     (4,745)          0


CASH FLOWS FROM FINANCING ACTIVITIES:

(Decrease) advances by
stockholders                    (37,334)        0    (37,334)          0

(Decrease) Increase in cash      10,250         0     10,250           0

Cash at Beginning of Period      91,205         0     91,205           0

Cash at End of Period         $ 101,455    $    0  $ 101,455     $     0

SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Issuance of 1,000,000 shares common stock for all of the
outstanding stock of Med-Recon, Inc. - 1988                      $ 1,000

Issuance of 15,000,000 shares common stock for services - 1993   $15,000

Issuance of 185,000,000 shares common stock for services - no
value assigned - 1994                                            $     0

Issuance of 400,000 shares common stock for all of the
outstanding stock of Louis Siegal Associates Inc. - no
value assigned - rescinded August 15, 1995 - June 20, 1994       $     0

Cancellation of 4,950,000 shares common stock resulting from recission of Louis Siegal Associates Inc. purchase - August 17,
1995                                                             $(4,950)

Issuance of 4,200,000 shares common stock for all outstanding
stock of Wealth International, Inc. - August 27, 1996            $ 6,245

                         WEALTH INTERNATIONAL,
                           INC. AND SUBSIDIARY
                       NOTES TO FINANCIAL STATEMENTS



1.   ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on March 17, 1986, as Impressive Ventures, Ltd., Inc., with authorized common stock of 500,000,000 shares at $.001 par value and three classes of stock warrants. The warrants expired without being exercised.

During 1988, the Company purchased all of the outstanding stock of Med-Recon, Inc., a Nevada corporation, in exchange for 1,000,000 common shares of Company. Med-Recon was in the business of reconditioning medical equipment and operated until 1990 when operations ceased.

On June 7, 1994, the Company issued 400,000 shares of it's common capital stock in exchange for all of the outstanding stock of Louis Siegal Associates, Inc., a California corporation. Louis Siegal operated several retail floor covering stores. In connection with the acquisition of Louis Siegal, an additional 5,000,000 common shares of the Company were issued October 24, 1994, for $300,000. The $300,000 was loaned to Louis Siegal and later written off as a bad debt. The transaction was mutually rescinded, due to a failure of consideration, on August 14, 1994, and 4,950,000 shares of the Company were returned and cancelled on August 17, 1995.

On June 7, 1994, the Company completed a reverse stock split of 20 for 1 and on August 27, 1996 the Company completed a reverse stock split of 250 for 1.

2.   ACQUISITION OF WEALTH  INTERNATIONAL, INC.

On August 27, 1996, after the reverse stock split, the Company completed an acquisition of all of the outstanding stock of Wealth International, Inc., a Utah corporation (the subsidiary) in exchange for 4,200,000 common shares of the Company. The name of the Company was then changed to Wealth International, Inc. from Impressive Ventures, Ltd.

For reporting purposes, the acquisition has been treated as an acquisition of the Company by it s subsidiary (a reverse acquisition) and as a recapitalization of the subsidiary with it s historical activity, prior to August 31, 1996, being included in the financial statements.

Wealth International Inc. (a Utah corporation) was organized in the State of Utah on July 10, 1996, and had not established a reporting fiscal year and the Company has a fiscal year of February 29. The statements of operations and statements of cash flows of both companies have been combined as if each had a fiscal year February 29.

The subsidiary is in the business of a multilevel shopping organization using the Internet.

There is no additional consideration nor any contingent payments or options specified in the Agreement and Plan of Exchange.

3.   SUBSEQUENT EVENTS.

Effective October 25, 1996, at the hour of 8:00 o'clock a.m., local time, the outstanding common stock of the Company will be forward split on a basis of four for one, by resolution of the Board of Directors adopted October 22, 1996.

On October 22, 1996, the Board of Directors also adopted a written compensation agreement (the "Consultant Compensation Plan No. 1" [the "Plan"]) pursuant to which options were granted for nominal services rendered by six individuals who were former directors or executive officers of the Company or individual consultants to the Company (collectively, the "Consultants") to acquire an aggregate total of 425,000 shares of the Company's common stock at an exercise price of $2 per share. These options will be subject to adjustments by virtue of the four for one forward split to be effective October 25, 1996, which will result in there being a total of 1,700,000 shares covered by these options, exercisable at a price of $0.50 per share.

On such date, the Board of Directors also resolved to issue 75,000 "unregistered" and restricted" shares of the Company's common stock to Pacific Management Services, Ltd., which will be increased to 300,000 shares folllowing the forward split.